SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                   CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) January 14, 1999
                                  ----------------




                           GENERAL MOTORS CORPORATION
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
----------------------------   -----------------------    -------------------
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                         Identification No.)




   100 Renaissance Center, Detroit, Michigan                 48265-1000
3044 West Grand Boulevard, Detroit, Michigan                 48202-3091
--------------------------------------------                 ----------
  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
                                                         --------------


















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ITEM 5. OTHER EVENTS

      On January 14, 1999, General Motors Corporation (GM) issued the following news releases on GM's favorable Internal Revenue Service ruling regarding the planned distribution of Delphi common stock. The news release is as follows.


                  GM RECEIVES FAVORABLE IRS RULING REGARDING
                 PLANNED DISTRIBUTION OF DELPHI COMMON STOCK

      DETROIT - General Motors Corporation today said that it has received a ruling from the U.S. Internal Revenue Service confirming that GM's plan to effect a distribution in 1999 of the shares it holds of Delphi Automotive Systems Corporation (Delphi) would be tax-free to GM and its stockholders for U.S. federal income tax purposes. Delphi is the corporation to which GM recently transferred the business and operations of its former Delphi Automotive Systems sector.

      In August 1998, GM announced its intention to pursue a series of transactions that would result in Delphi becoming a fully independent, publicly-traded company during 1999. The first of those transactions is reflected in a registration statement which has been filed by Delphi with the U.S. Securities and Exchange Commission concerning the proposed initial public offering of its common stock, which is expected to be completed in the first quarter of 1999. Delphi, based in Troy, Michigan, is a supplier of automotive components, systems and modules.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    January 15, 1999
        -----------------
                                            By
                                            s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)


















































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